Exhibit 24(b)

Charles D. McCrary President and Chief Executive Officer	600 North 18th Street Post Office Box 2641 Birmingham, Alabama 35291-0001
Tel 205.257.1000 Fax 205.257.5100
ALABAMA POWER A SOUTHERN COMPANY

January 25, 2008

Thomas A. Fanning 30 Ivan Allen Jr. Blvd, N.W. Atlanta, Georgia 30308	Wayne Boston 241 Ralph McGill Blvd. NE Atlanta, Georgia 30308-3374

Dear Sirs:

Alabama Power Company proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, (1) its Annual Report on Form 10-K for the year ended December 31, 2007, and (2) its quarterly reports on Form 10-Q during 2008.

Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint Thomas A. Fanning and Wayne Boston our true and lawful Attorneys for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q, and any appropriate amendment or amendments thereto and any necessary exhibits.

Yours very truly,
ALABAMA POWER COMPANY
By /s/Charles D. McCrary Charles D. McCrary President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	______________________________ David M. Ratcliffe
/s/David J. Cooper, Sr. David J. Cooper, Sr.	/s/C. Dowd Ritter C. Dowd Ritter
/s/John D. Johns John D. Johns	/s/James H. Sanford James H. Sanford
/s/Patricia M. King Patricia M. King	/s/John Cox Webb, IV John Cox Webb, IV
/s/James K. Lowder James K. Lowder	/s/James W. Wright James W. Wright
/s/Charles D. McCrary Charles D. McCrary	/s/Art P. Beattie Art P. Beattie
/s/Malcolm Portera Malcolm Portera	/s/Philip C. Raymond Philip C. Raymond
/s/Robert D. Powers Robert D. Powers

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED: That for the purpose of signing and filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, Alabama Power Company's annual report on Form 10-K for the year ended December 31, 2007, and its 2008 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, Alabama Power Company, the members of its Board of Directors, and its officers are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston, in substantially the form of power of attorney presented to this meeting.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 25, 2008, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2008	ALABAMA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary